Exhibit 99.1

Intellinetics, Inc. Reports First Quarter Results

Revenue and Channel Growth Accelerating

COLUMBUS, OH – (May 16, 2016) – Intellinetics, Inc. (OTCQB: INLX), an Enterprise Content Management (ECM) software company focused on cloud-based document solutions for the Small to Medium Business (SMB) market, announced financial results for the first quarter ended March 31, 2016.

First Quarter Highlights

1.	Late in the quarter we expanded our channel sales team from one to three members and focused on in-field sales training and sales support to grow revenue.
2.	Launched an automatic training portal for our channel partners for a Q2 go-live which includes:
a.	Intellicloud™ sales rep certification
b.	Mobile sales and marketing tools
c.	Reporting and best practice feed to reps
3.	Entered into a material agreement with a leading office supply company to become a reseller with a phased rollout expected to begin in Q3 after appropriate training. An experienced executive was hired to oversee that key initiative.
4.	Raised $559,285 through the sale of common stock and warrants and converted $170,038 of principal and interest of convertible promissory notes into equity. We utilized the proceeds to reduce other debt by $261,500 and current payables by $181,707. The reduction in debt will reduce debt interest costs in the future periods.

Matthew L. Chretien, President and CEO of Intellinetics, noted that, “The Q1 numbers do not yet reflect the progress we have made and the foundation that was laid during the quarter to position the Company for accelerated growth during the balance of the year.”

Summary - First Quarter Results

Revenues for the three months ended March 31, 2016 were $603,391 as compared with $583,775 for the same period in 2015. The increase is primarily attributed to a significant increase in revenues from the sale of software as a service, software maintenance services, professional services, and third-party services offset by a planned reduction in our legacy software sales. Net income loss was ($535,765) for the March 31, 2016 quarter compared with ($208,857) for last years’ March quarter. Adjusted EBITDA was virtually flat at ($112,875). Net loss per share for the first quarter 2016 was ($0.03) when compared with the first quarter 2015 loss per share of ($0.03).

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

-Continued-

Reconciliation of Net Loss to Adjusted EBITDA
	For the Three Months Ended March 31,
	2016	2015
Net Loss - GAAP	$(535,765)	$(208,857)
Interest expense, net	138,668	95,900
Depreciation and Amortization	2,956	3,378
Share-based compensation	129,693	-
Note conversion warrant expense	137,970	-
Note conversion underwriting expense	13,603	-
Adjusted EBITDA	$(112,875)	$(109,579)

IntelliCloudTM – Powered by the Intel® NUC

The Intellinetics’ IntelliCloud Program provides turnkey document workflow solutions for SMB’s through a growing network of partners who already serve them. Our partners simply attach IntelliCloud to the software, hardware, and/or services they already sell to existing customers and deliver more value to the customer and create new / recurring revenue streams for themselves…and us, all without the sales or technical complexity of other less effective options in the market.

Targeted Channel Strategy

Intellinetics’ is focused on IntelliCloud Program growth within three specific partner profiles:

•	Office Equipment Dealers (OED) - Copier dealers who also provide value added software, service and technology services
•	ECM Value Added Reseller (VAR) - Expert ECM software, hardware and service providers
~~•~~	Software Solution Providers - Enterprise Resource Planning (ERP) or other software applications with proprietary IntelliCloud Integration.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Intellinetics partnered with Intel to create the IntelliCloud Channel Program that makes it easy to add turnkey document workflow solutions to the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding Intellinetics’ intentions, beliefs, expectations, representations, projections, plans or strategies regarding the future are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow or adequacy of capital resources, market acceptance risks, technical development risks, and other risk factors. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website or at www.intellinetics.com or at www.sec.gov.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com

-Continued-

INTELLINETICS, INC. and SUBSIDIARY

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015

Revenues:
Sale of software	$90,874	$190,037
Software as a service	110,156	56,539
Software maintenance services	246,596	228,671
Professional services	98,176	82,238
Third Party services	57,589	26,290

Total revenues	603,391	583,775

Cost of revenues:
Sale of software	19,518	47,522
Software as a service	24,587	10,910
Software maintenance services	46,558	31,008
Professional services	31,355	20,518
Third Party services	27,442	3,579

Total cost of revenues	149,460	113,537

Gross profit	453,931	470,238

Operating expenses:
General and administrative	660,564	365,840
Sales and marketing	187,508	213,977
Depreciation	2,956	3,378

Total operating expenses	851,028	583,195

Loss from operations	(397,097)	(112,957)

Other income (expense)
Interest expense, net	(138,668)	(95,900)

Total other income (expense)	(138,668)	(95,900)

Net loss	$(535,765)	$(208,857)

-Continued-

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
	2016	2015
ASSETS

Current assets:
Cash	$1,004,441	$1,117,118
Accounts receivable, net	271,324	217,028
Prepaid expenses and other current assets	76,100	46,521

Total current assets	1,351,865	1,380,667

Property and equipment, net	19,647	22,603
Other assets	10,285	10,285

Total assets	$1,381,797	$1,413,555

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$723,337	$826,864
Deferred revenues	510,687	638,193
Deferred compensation	215,012	215,012
Notes payable - current	294,543	401,573
Notes payable - related party - current	35,552	92,805
Total current liabilities	1,779,131	2,174,447

Long-term liabilities:
Notes payable - net of current portion	694,944	782,206
Notes payable - related party	118,161	127,409
Deferred interest expense	144,276	136,078
Other long-term liabilities - related parties	-	12,852

Total long-term liabilities	957,381	1,058,545

Total liabilities	2,736,512	3,232,992

Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 16,794,992 and 14,908,712 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	26,795	21,909
Additional paid-in capital	12,532,694	11,537,093
Accumulated deficit	(13,914,204)	(13,378,439)
Total stockholders' deficit	(1,354,715)	(1,819,437)
Total liabilities and stockholders' deficit	$1,381,797	$1,413,555